UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 4, 2011

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2011, Richard G. Lindner announced his intention to retire as Senior Executive Vice President and Chief Financial Officer of AT&T Inc. (“AT&T”) effective as of June 1, 2011.

Also on March 4, 2011, AT&T announced that John J. Stephens will be appointed as Senior Executive Vice President and Chief Financial Officer of AT&T effective as of June 1, 2011.  Mr. Stephens, age 51, is currently Senior Vice President and Controller of AT&T and has served in this capacity since April 2006.  He was Vice President and Controller of AT&T from November 2001 through April 2006.  Prior to becoming Controller, Mr. Stephens held a variety of finance positions with AT&T or its subsidiaries.

As of the time of the filing of this report, AT&T has not entered into any material plan, contract or arrangement to which Mr. Stephens is a party or in which he participates, or any material amendment, in connection with the appointment described above. In the event of such a material plan, contract or arrangement, or material amendment, AT&T will file an amendment to this report within four business days thereof.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: March 7, 2011	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller